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                            NEVADA POWER COMPANY
                    (Formerly Southern Nevada Power Co.)

                                    TO

                           BANKERS TRUST COMPANY

                                 as Trustee




                            ------------------




                    TWENTY-SIXTH SUPPLEMENTAL INDENTURE



                            ------------------




                          Dated as of May 1, 1995






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                                     1




     THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE dated as of May 1, 1995, made by and between NEVADA POWER COMPANY (formerly SOUTHERN NEVADA POWER CO.), a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), having its principal place of business at Las Vegas, Nevada, party of first part, and BANKERS TRUST COMPANY (successor to First Interstate Bank of Nevada, N.A., formerly First National Bank of Nevada, Reno, Nevada), a banking corporation duly organized and existing under and by virtue of the banking laws of the State of New York, having its principal place of business at 4 Albany Street, New York, New York, (hereinafter sometimes called the "Trustee"), party of the second part;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust ("Original Indenture") dated October 1, 1953, to secure the payment of the principal of and interest and premium, if any, on all bonds of the Company at any time outstanding thereunder; and, for the purpose of amending and supplementing and further confirming the lien of the Original Indenture, has heretofore executed and delivered the following Supplemental Indentures and Instrument of Further Assurance, each dated as hereinafter set forth:

     Instrument                              Date
     ----------                              ----

First Supplemental Indenture               August 1, 1954
Instrument of Further Assurance            as of April 1, 1956
Second Supplemental Indenture              September 1, 1956
Third Supplemental Indenture               as of May 1, 1959
Fourth Supplemental Indenture              as of October 1, 1960
Fifth Supplemental Indenture               as of December 1, 1961















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                                     2




Sixth Supplemental Indenture               as of October 1, 1963
Seventh Supplemental Indenture             as of August 1, 1964
Eighth Supplemental Indenture              as of April 1, 1968
Ninth Supplemental Indenture               as of October 1, 1969
Tenth Supplemental Indenture               as of October 1, 1970
Eleventh Supplemental Indenture            as of November 1, 1972
Twelfth Supplemental Indenture             as of December 1, 1974
Thirteenth Supplemental Indenture          as of October 1, 1976
Fourteenth Supplemental Indenture          as of May 1, 1977
Fifteenth Supplemental Indenture           as of September 1, 1978
Sixteenth Supplemental Indenture           as of December 1, 1981
Seventeenth Supplemental Indenture         as of August 1, 1982
Eighteenth Supplemental Indenture          as of November 1, 1986
Nineteenth Supplemental Indenture          as of October 1, 1989;
Twentieth Supplemental Indenture           as of May 1, 1992
Twenty-First Supplemental Indenture        as of June 1, 1992
Twenty-Second Supplemental Indenture       as of June 1, 1992
Twenty-Third Supplemental Indenture        as of October 1, 1992
Twenty-Fourth Supplemental Indenture       as of October 1, 1992
Twenty-Fifth Supplemental Indenture        as of January 1, 1993


the Original Indenture, as amended and supplemented by the instruments listed above and as to be supplemented by this Twenty-Sixth Supplemental
Indenture and as it may from time to time be amended or supplemented pursuant to the provisions thereof, is hereinafter sometimes called the "Indenture";

     WHEREAS, the Original Indenture, the Instrument of Further Assurance and the Supplemental Indentures listed in the foregoing paragraph were recorded













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                                     3




in Offices of the County Recorders of the States of Nevada, Arizona and Utah as set forth in Exhibit A attached hereto and incorporated herein by reference;

     WHEREAS, in addition to fifteen series of Bonds heretofore issued under the Indenture, all of which have been retired, there have heretofore been issued under the Indenture $15,000,000 principal amount of First Mortgage Bonds, 7 1/8% Series I Due 1998 of which $15,000,000 is now outstanding; $15,000,000 principal amount of First Mortgage Bonds, 7 5/8% Series L Due 2002 of which $15,000,000 is now outstanding; $13,000,000 principal amount of First Mortgage Bonds, 7 1/8% Series N Due 2006 of which $13,000,000 is now outstanding; $9,500,000 principal amount of First Mortgage Bonds, 6 3/4% Series O Due 2007 of which $6,300,000 is now outstanding; $730,000 principal amount of First Mortgage Bonds, 8 3/4% Series P Due 1995 of which $401,500 is now outstanding; $15,000,000 principal amount of First Mortgage Bonds, 7.80% Series T Due 2009 of which $15,000,000 is now outstanding; $105,000,000 principal amount of First Mortgage Bonds, 6.70% Series V due 2022 of which $105,000,000 is now outstanding; $39,500,000 principal amount of First Mortgage Bonds, 6.60% Series W due 2019 of which $39,500,000 is now outstanding; $78,000,000 principal amount of First Mortgage Bonds, 7.20% Series X Due 2022 of which $78,000,000 is now outstanding; $45,000,000 principal amount of First Mortgage Bonds, 6.93% Series Y Due 1999 of which $45,000,000 is now outstanding; and $45,000,000 principal amount of First Mortgage Bonds, 8.50% Series Z due 2023 of which $45,000,000 is now outstanding;

     WHEREAS, the Company in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to a resolution duly adopted by its Board of Directors, has resolved and determined to create and issue a new series of Bonds to be designated "First













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                                     4




Mortgage Bonds, 7.06% Series AA Due 2000" (hereinafter sometimes referred to as "Bonds of Series AA") and to make, execute and deliver to the Trustee this Twenty-Sixth Supplemental Indenture, in the form hereof, as a further supplement to the Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Twenty-Sixth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar ($1), lawful money of the United States of America, duly paid by the Trustee to the Company, and of other good and valuable consideration, receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and interest on all Bonds issued and outstanding from time to time under the Indenture, including specifically, but without limitation, Bonds of Series AA to be issued pursuant to this Twenty-Sixth Supplemental Indenture, and to secure the performance and observation of each and every of the covenants and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the properties therein or hereinafter referred to are now subject, or are now intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Company has executed and delivered this Twenty-Sixth Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto Bankers Trust Company, as Trustee aforesaid, and to its successors in the trust hereby created, in trust upon the conditions,













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                                     5




terms and provisions of the Indenture, subject to the encumbrances and other matters permitted by the Indenture, all and singular the following premises, properties, interests and rights, all to the same extent and with the same force and effect as though owned by the Company at the date of execution of the Original Indenture and described in the same detail in the Granting Clauses of the Original Indenture, such premises, properties, interests and rights having been generally described and referred to in the Original Indenture; and to such ends the Company hereby supplements, as below set forth, the Granting Clauses of the Original Indenture:


                               GRANTING CLAUSES


     All of the premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, now owned or hereafter acquired by the Company and wherever situate.

     Together with all and singular the tenements, hereditament and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof and all the estate, right, title, interest and claim whatsoever at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     Excepting and excluding, however, any and all property, premises and rights of the kinds or classes which by the terms of the Indenture are excepted and excluded from the lien and operation thereof, and therein sometimes referred to as "Excepted Property" (subject, however, to the Trustee's rights to possession












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                                     6




of Excepted Property in case of default, as set forth under "Excepted Property" in the Original Indenture).

     TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of all Bonds and the interest coupons appertaining thereto, now or hereafter issued under the Indenture, and for the enforcement and payment of Bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any Bonds or coupons over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or by reason of the date of maturity thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, so that each and every Bond shall have the same lien and so that the interest and principal of every Bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such Bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

     The Trustee executes this Twenty-Sixth Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, privileges and immunities as set forth in the Indenture.

     The Company has agreed and covenanted and does hereby agree and covenant with the Trustee and its successors and assigns, and with the respective holders from time to time of the Bonds, or any thereof, as follows:

















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                                     7




                                    PART I

                                   ARTICLE I

                  DESCRIPTION OF BONDS OF SERIES AA DUE 2000

     1.01 The twenty-sixth series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be the Bonds of Series AA. The Bonds of Series AA shall be designated as "First Mortgage Bonds, 7.06% Series AA Due 2000" of the Company. The Bonds of Series AA shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

     All of the Bonds of Series AA shall be registered Bonds without coupons, shall be dated May 19, 1995, shall mature May 1, 2000 and shall bear interest at the rate of seven and six one hundredths percent (7.06%) per annum, payable semiannually in arrears on the first day of May and the first day of November in each year ("interest payment dates"). The principal of and premium, if any, and interest on all Bonds of Series AA shall be payable at the office of the Trustee in New York, New York. Interest on any Bond which is payable on any interest payment date will be paid to the person in whose name such Bond is registered at the close of business on the fifteenth day (whether or not a business day) next preceding such interest payment date.

     The Bonds of Series AA may be issued in the form of engraved bonds, or bonds printed or lithographed upon steel engraved borders, and may have such legends or endorsements printed, lithographed or engraved thereon as may, consistently with the Indenture, be approved by the Board of Directors.

     1.02 The Bonds of Series AA shall be issued in denominations of One Thousand Dollars ($1,000) and any integral multiple of One Thousand Dollars











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                                     8




($1,000) which may be executed by the Company and delivered to the Trustee for authentication and delivery.


     1.03  The   Bonds  of  Series  AA  and  the  Trustee's  Certificate  of
Authentication shall be substantially in the following forms, respectively:

                      [FORM OF FACE OF BOND OF SERIES AA]

                             NEVADA POWER COMPANY

No. R.........................                    $.........................

                 FIRST MORTGAGE BOND, 7.06% SERIES AA DUE 2000

                                Due May 1, 2000

     For value received, NEVADA POWER COMPANY, a corporation organized and existing under the laws of the State of Nevada (hereinafter called the
"Company"), hereby promises to pay to......................... or registered assigns, on May 1, 2000, the sum of......................... Dollars,  or so
much thereof as shall not be noted by endorsement hereon by the holder as paid, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon from the date hereof, at the rate of seven and six one hundredths percent (7.06%) per annum, in like coin or currency, payable semiannually in arrears on the first day of May and the first day of November in each year ("interest payment dates") until the principal hereof shall have become due and payable, and thereafter, if default be made in the payment of such interest or principal at the same rate of interest per annum, until the principal thereof shall be paid. The principal of and premium, if any, and interest on this Bond are payable at the office of the Trustee in New York, New York. Interest on this Bond which is payable on any interest payment date will be paid to the









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                                     9




person in whose name this Bond is registered at the close of business on the fifteenth day (whether or not a business day) next preceding such interest payment date.

     Additional provisions of this Bond are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Bond shall not be valid or become obligatory for any purpose until the certificate endorsed hereon shall be signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, NEVADA POWER COMPANY has caused these presents to be signed in its name by its President or a Vice President and its corporate seal (or a facsimile thereof) to be affixed hereto and attested by its Secretary.


Dated:                                            NEVADA  POWER  COMPANY



Attest:                                     By:
                                                 ---------------------------
                                                       Vice President


--------------------------
Secretary















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                                     10




                    [FORM OF REVERSE OF BOND OF SERIES AA]

     This Bond is one of an issue of Bonds of the Company issuable in series, and is one of the Bonds of the series named in the caption hereof (the Bonds of said series being hereinafter called "Bonds of Series AA"), all Bonds of all series issued and to be issued under, and equally and ratably secured (except insofar as any Sinking Fund or analogous fund may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated October 1, 1953 as amended and supplemented by the following Supplemental Indentures and Instrument of Further Assurance, each dated as hereinafter set forth:


     Instrument                                   Date
     ----------                                   ----


First Supplemental Indenture               August 1, 1954
Instrument of Further Assurance            as of April 1, 1956
Second Supplemental Indenture              September 1, 1956
Third Supplemental Indenture               as of May 1, 1959
Fourth Supplemental Indenture              as of October 1, 1960
Fifth Supplemental Indenture               as of December 1, 1961
Sixth Supplemental Indenture               as of October 1, 1963
Seventh Supplemental Indenture             as of August 1, 1964
Eighth Supplemental Indenture              as of April 1, 1968
Ninth Supplemental Indenture               as of October 1, 1969
Tenth Supplemental Indenture               as of October 1, 1970
Eleventh Supplemental Indenture            as of November 1, 1972
Twelfth Supplemental Indenture             as of December 1, 1974
Thirteenth Supplemental Indenture          as of October 1, 1976
Fourteenth Supplemental Indenture          as of May 1, 1977
Fifteenth Supplemental Indenture           as of September 1, 1978











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                                     11




Sixteenth Supplemental Indenture           as of December 1, 1981
Seventeenth Supplemental Indenture         as of August 1, 1982
Eighteenth Supplemental Indenture          as of November 1, 1986
Nineteenth Supplemental Indenture          as of October 1, 1989
Twentieth Supplemental Indenture           as of May 1, 1992
Twenty-First Supplemental Indenture        as of June 1, 1992
Twenty-Second Supplemental Indenture       as of June 1, 1992
Twenty-Third Supplemental Indenture        as of October 1, 1992
Twenty-Fourth Supplemental Indenture       as of October 1, 1992
Twenty-Fifth Supplemental Indenture        as of January 1, 1993
Twenty-Sixth Supplemental Indenture        as of May 1, 1995


(which Indenture of Mortgage and Deed of Trust as so amended and supplemented is hereinafter in this Bond called the "Indenture"), executed by the Company to Bankers Trust Company (successor to First Interstate Bank of Nevada, N.A., formerly First National Bank of Nevada, Reno, Nevada) ("Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be secured and the rights, duties and immunities thereunder of the holders or registered owners thereof, of the Company, and of the Trustee. As provided in the Indenture, said Bonds may be issued in series, for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. The Bonds of Series AA are described in said Twenty-Sixth Supplemental Indenture dated as of May 1, 1995 ("Twenty-Sixth Supplemental Indenture") executed by the Company to Bankers Trust Company, as Trustee, and are issuable as registered bonds without coupons in denominations of $1,000 and any integral multiple thereof.













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                                     12




     The Bonds of Series AA are not subject to redemption prior to maturity, whether to satisfy any sinking fund or renewal and replacement obligation under the Indenture or otherwise, except that if all or substantially all of the property of the Company subject to the lien of the Indenture shall be taken by the exercise of the power of eminent domain or shall be sold by the Company and released under the provisions of Article XI of the Indenture, the Company shall call for redemption and redeem all of the Bonds of Series AA then outstanding for 100% of the principal amount thereof, together with accrued interest thereon, to the date of redemption.

     To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of Bonds of Series AA may be changed and modified with the consent of the Company and upon the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of each series of the Bonds then outstanding and entitled to consent, provided that no such change shall be made (a) which would without the consent of the holders of all Bonds then outstanding and affected thereby (i) reduce the principal of, or premium, sinking fund, or rate of interest payable on, the Bonds, (ii) postpone the maturity date fixed for the payment of the principal of, sinking fund upon, or any installment of interest on, the Bonds, (iii) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (iv) reduce the percentage of the principal amount of Bonds the consent of the holders of which is required for the authorization of any such change or modification, or (b) which would modify, without the written consent o f the Trustee, the rights, duties or immunities of the Trustee.

     In case an event of default as defined in the Indenture shall occur and be continuing, the principal of all the Bonds outstanding may be declared and may become due and payable in the manner and with the effect provided in the Indenture.

     The Bonds of Series AA are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or any successor corporation, either directly or through the Company or of any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured, or implied therefrom.

     Upon any partial redemption of this Bond, at the option of the registered holder hereof, this Bond may be either (i) surrendered to the Trustee in exchange for one or more new registered Bonds of Series AA, of authorized denominations, registered in the name of such holder, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Bond, or (ii) submitted to the Trustee for notation hereon of the payment of the portion of the principal hereof paid upon such partial redemption.

     This Bond is transferable by the registered holder hereof in person or by the attorney of such holder, duly authorized in writing, on the registry books to be kept for the purpose at the New York, New York office of the Trustee, Registrar for the Bonds, upon surrender of this Bond accompanied by a written instrument of transfer in form approved by the Company, duly executed by the registered holder in person or by such attorney, and upon cancellation hereof one or more new registered Bonds of Series AA for the same aggregate principal amount, will be issued to the transferee in exchange herefor, as provided in the Indenture.

     The Company, the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered on such books as the absolute owner and holder thereof (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or writing thereon which may have been made by anyone other than the Company or the Trustee) for the purpose of receiving payment hereof, and on account hereof and for all other purposes and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.


                [Trustee's Certificate to be endorsed on bonds]


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.


                                          BANKERS TRUST COMPANY, Trustee


                                          By:
                                             -----------------------
                                                  Authorized Officer










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                                     15




                                  ARTICLE II


                          AUTHORIZED PRINCIPAL AMOUNT


     2.01 Bonds of Series AA may be executed by the Company and authenticated and delivered by the Trustee at any time and from time to time, in the manner and amount permitted by the Indenture; provided, however, that no Bonds of Series AA in excess of Eighty-Five Million Dollars ($85,000,000) principal amount (other than Bonds of Series AA which may be so executed, authorized and delivered in lieu of other Bonds of Series AA as authenticated under Article II or 10.01 of the Original Indenture) shall be executed by the Company, authenticated or delivered by the Trustee or secured by the Indenture, except in such additional principal amounts as may be authorized by a supplemental indenture or indentures which the Company and the Trustee are hereby authorized to execute and deliver for that purpose.


                                  ARTICLE III


                                  REDEMPTION


     3.01 The Bonds of Series AA shall not be redeemable prior to maturity, whether to satisfy any sinking fund or renewal and replacement obligation under the Indenture or otherwise, except as provided in Section 11.07 of the Original Indenture.

     The redemption price of any Bonds of Series AA which are to be redeemed pursuant to 11.07 of the Original Indenture shall be the principal amount thereof plus accrued interest to the date fixed for redemption.

                                  ARTICLE IV


                        REPRESENTATIONS AND WARRANTIES


     4.01 The Company represents and warrants that, as of the date of execution of this Twenty-Sixth Supplemental Indenture, it has good and marketable title in fee simple to all the real properties described in the Granting Clauses of the Original Indenture, the First Supplemental
Indenture,  the Instrument  of Further Assurance,  the  Second  Supplemental
Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental
Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental
Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture and this Twenty-Sixth Supplemental Indenture (except any property heretofore released from the lien of the Indenture in accordance with the terms thereof), free and clear of any liens and encumbrances except Permitted Encumbrances and those, if any, referred to in said Granting Clauses, and that it has good and marketable title and is lawfully possessed of all other properties described in said Granting Clauses (except any properties therein described as to be acquired by the Company after the date of this Twenty-Sixth Supplemental Indenture and except any property heretofore released from the lien of the Indenture in accordance with the terms thereof), and the Indenture constitutes a direct and valid first mortgage lien on all such properties, subject only to Permitted Encumbrances and those, if any, referred to in said Granting Clauses. The Company represents and warrants that it has and covenants that it will continue to have, subject to the provisions of the Indenture, good right, full power and lawful authority to grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm to the Trustee all properties of every kind and nature described or referred to in said Granting Clauses (except any properties therein described as to be acquired by the Company after the date of this Twenty-Sixth Supplemental Indenture) which by the provisions of the Indenture are intended to be subject to the lien of the Indenture and that it will defend the title to such property and every part thereof to the Trustee forever, for the benefit of the holders of the Bonds, against the claims and demands of all persons whomsoever.


                                   ARTICLE V


                         RENEWAL AND REPLACEMENT FUND


     5.01 Notwithstanding anything to the contrary contained elsewhere in the Indenture, cash deposited with the Trustee pursuant to 9.06 of the Original Indenture (a) shall not be used to redeem Bonds of Series AA prior to maturity, and (b) shall be retained by the Trustee and, unless withdrawn pursuant to the provisions of 9.06 of the Original Indenture, shall be applied by the Trustee to the payment of principal and accrued interest on the Bonds of Series AA at maturity.

                                    PART II


                           MISCELLANEOUS PROVISIONS


     Except insofar as herein otherwise expressly provided, all of the definitions, provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Twenty-Sixth Supplemental Indenture; and the Original Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental
Indenture,   the   Third Supplemental  Indenture,  the  Fourth  Supplemental
Indenture,  the  Fifth  Supplemental   Indenture,   the  Sixth  Supplemental
Indenture,  the  Seventh  Supplemental  Indenture,  the  Eighth Supplemental
Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental
Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture and the Twenty-Fifth Supplemental Indenture and is in all respects ratified and confirmed and supplemented by this Twenty-Sixth Supplemental Indenture; and the Original Indenture as amended and supplemented shall be read, taken and construed as one and the same instrument.

     All covenants, promises, agreements, undertakings and provisions of the Indenture which exist for the benefit of, or while or so long as 1983 Series Bonds, Series B Bonds, Series C Bonds, Series D Bonds, Series E Bonds, Series F Bonds, Series G Bonds, Series H Bonds, Series I Bonds, Series J Bonds, Series K Bonds, Series L Bonds, Series M Bonds, Series N Bonds, Series O Bonds, Series P Bonds, Series Q, Series R, Series S, Series T Bonds, Series V Bonds, Series W Bonds, Series X Bonds, Series Y Bonds and Series Z Bonds are outstanding, are hereby expressed to exist also for the benefit of Bonds of Series AA and for that purpose shall be observed, performed and complied with by the Company so long as any Bonds of Series AA shall be outstanding.

     This Twenty-Sixth Supplemental Indenture shall be effective as of the date first hereinabove set forth, and may be executed simultaneously or from time to time in several counterparts, and each counterpart shall constitute an original instrument, and it shall not be necessary in making proof of this Twenty-Sixth Supplemental Indenture or of any counterpart thereof to produce or account for any of the other counterparts.

     IN WITNESS WHEREOF, said Nevada Power Company has caused this Twenty-Sixth Supplemental Indenture to be executed on its behalf by its Vice President and its corporate seal to be hereto affixed, and the said seal and this Twenty-Sixth Supplemental Indenture to be attested by its Secretary; and said Bankers Trust Company in evidence of its acceptance of the trust hereby created has caused this Twenty-Sixth Supplemental Indenture to be executed on its behalf by its Assistant Vice President and its corporate seal to be hereto affixed and said seal and this Twenty-Sixth Supplemental Indenture to be attested by its Assistant Treasurer, all as of the 1st day of May, 1995.


                                                 NEVADA POWER COMPANY


                                                  By:
                                                     ----------------------


[S E A L]


ATTEST:


----------------------------
                                                 BANKERS TRUST COMPANY, as
                                                 Trustee


                                                 By:    JAMES MCDONOUGH
                                                    -----------------------
                                                    Assistant Vice President
[S E A L]

ATTEST:

    SCOTT THIEL
--------------------------
Assistant Treasurer

     IN WITNESS WHEREOF, said Nevada Power Company has caused this Twenty-Sixth Supplemental Indenture to be executed on its behalf by its Vice President and its corporate seal to be hereto affixed, and the said seal and this Twenty-Sixth Supplemental Indenture to be attested by its Secretary; and said Bankers Trust Company in evidence of its acceptance of the trust hereby created has caused this Twenty-Sixth Supplemental Indenture to be executed on its behalf by its Assistant Vice President and its corporate seal to be hereto affixed and said seal and this Twenty-Sixth Supplemental Indenture to be attested by its Assistant Treasurer, all as of the 1st day of May, 1995.


                                                 NEVADA POWER COMPANY


                                                  By:  STEVEN W. RIGAZIO
                                                     ---------------------


[S E A L]


ATTEST:

RICHARD L. HINCKLEY
----------------------------
                                                 BANKERS TRUST COMPANY, as
                                                 Trustee


                                                 By:
                                                    -----------------------
                                                    Assistant Vice President
[S E A L]

ATTEST:


--------------------------
Assistant Treasurer

STATE OF NEVADA     )
                    )ss.
COUNTY OF CLARK     )


     On this 15th day of May, 1995, personally appeared before me, a Notary Public in and for said County and State, Steven W. Rigazio and Richard L. Hinckley, known to me to be the Vice President, Finance and Planning, Treasurer and Chief Financial Officer and Vice President, Secretary and General Counsel, respectively of Nevada Power Company, one of the corporations that executed the foregoing instrument, and upon oath did each depose that he is the officer of said corporation as above designated; that he is acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; that the signatures to said instrument were made by officers of said corporation as indicated after said signatures, and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.





                                ELVIRA T. COZZENS
[Notarial Seal]               -------------------------------
                              Notary Public

STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

     On  this      day  of  May, 1995, before me personally  came  JAMES  C.
              ----
McDONOUGH, to me known, who, being by me duly sworn, did depose and say that he resides at 1250 North Avenue, New Rochelle, New York 10804; that he is an Assistant Vice President of Bankers Trust Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




[Notarial seal]                                   -------------------------

STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

     On  this 15  day  of  May, 1995,  before me personally  came  JAMES  C.
              --
McDONOUGH, to me known, who, being by me duly sworn, did depose and say that he resides at 1250 North Avenue, New Rochelle, New York 10804; that he is an Assistant Vice President of Bankers Trust Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




[Notarial seal]                                          Carol Allen
                                                  -------------------------

                                   EXHIBIT A

     The Original Indenture, First Supplemental Indenture, an Instrument of Further Assurance, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture, Twelfth Supplemental Indenture, Thirteenth Supplemental Indenture, Fourteenth Supplemental Indenture,
Fifteenth   Supplemental   Indenture,  Sixteenth   Supplemental   Indenture,
Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture, Nineteenth Supplemental Indenture, Twentieth Supplemental Indenture, Twenty-First Supplemental Indenture, Twenty-Second Supplemental Indenture, Twenty-Third Supplemental Indenture, Twenty-Fourth Supplemental Indenture and Twenty-Fifth Supplemental Indenture were recorded in Offices of the County Recorders of the States of Nevada, Arizona and Utah as follows:

                                  NEVADA
                               CLARK COUNTY

NEVADA, CLARK COUNTY
                                           RECORDED             DOC. NO.      RECORDS
                                           --------             --------      -------
Original Indenture                     Nov. 6, 1953           417,677     Trust Deeds
First Supplemental Indenture           Sept. 23, 1954          20,904     Official Records
Instrument of Further Assurance        Apr. 19, 1956           75,779     Official Records
Second Supplemental Indenture          Sept. 19, 1956          89,423     Official Records
Third Supplemental Indenture           May 15, 1959           160,878     Official Records
Fourth Supplemental Indenture          Oct. 28, 1960          215,907     Official Records
Fifth Supplemental Indenture           Dec. 4, 1961           267,362     Official Records
Sixth Supplemental Indenture           Oct. 18, 1963          391,466     Official Records
Seventh Supplemental Indenture         Aug. 7, 1964           451,010     Official Records
Eighth Supplemental Indenture          May 10, 1968           700,126     Official Records
Ninth Supplemental Indenture           Oct. 16, 1969          791,246     Official Records
Tenth Supplemental Indenture           Oct. 2, 1970            53,871     Official Records
Eleventh Supplemental Indenture        Oct. 27, 1972          233,640     Official Records
Twelfth Supplemental Indenture         Dec. 6, 1974           438,246     Official Records
Thirteenth Supplemental Indenture      Oct. 19, 1976          629,589     Official Records
Fourteenth Supplemental Indenture      May 4, 1977            693,961     Official Records
Fifteenth Supplemental Indenture       Sept. 5, 1978          898,343     Official Records
Sixteenth Supplemental Indenture       Dec. 4, 1981         1,453,990     Official Records
Seventeenth Supplemental Indenture     Aug. 19, 1982        1,569,991     Official Records
Eighteenth Supplemental Indenture      Nov. 13, 1986            00622     Official Records
Nineteenth Supplemental Indenture      Oct. 12, 1989            00576     Official Records
Twentieth Supplemental Indenture       April 30, 1992           01212     Official Records
Twenty-First Supplemental Indenture    June 19, 1992            01239     Official Records
Twenty-Second Supplemental Indenture   June 19, 1992            01240     Official Records
Twenty-Third Supplemental Indenture    October 26, 1992         00858     Official Records
Twenty-Fourth Supplemental Indenture   November 2, 1992         00901     Official Records
Twenty-Fifth Supplemental Indenture    January 11, 1993         00710     Official Records

                                  NEVADA
                                NYE COUNTY

NEVADA, NYE COUNTY
                                            RECORDED          DOC. NO.        RECORDS
                                            --------          --------        -------
Original Indenture                      Sept. 19, 1956         24,334     Trust Deeds
First Supplemental Indenture            Sept. 19, 1956         24,335     Official Records
Instrument of Further Assurance         Sept. 19, 1956         24,336     Official Records
Second Supplemental Indenture           Sept. 19, 1956         24,337     Official Records
Third Supplemental Indenture            May 15, 1959           31,466     Official Records
Fourth Supplemental Indenture           Oct. 28, 1960          37,060     Official Records
Fifth Supplemental Indenture            Dec. 5, 1961           39,876     Official Records
Sixth Supplemental Indenture            Oct. 18, 1963          46,249     Official Records
Seventh Supplemental Indenture          Aug. 7, 1964           48,660     Official Records
Eighth Supplemental Indenture           May 10, 1968           05,910     Official Records
Ninth Supplemental Indenture            Oct. 17, 1969          15,192     Official Records
Tenth Supplemental Indenture            Oct. 5, 1970           20,294     Official Records
Eleventh Supplemental Indenture         Oct. 30, 1972          35,265     Official Records
Twelfth Supplemental Indenture          Dec. 9, 1974           45,632     Official Records
Thirteenth Supplemental Indenture       Oct. 19, 1976          55,802     Official Records
Fourteenth Supplemental Indenture       May 4, 1977            58,169     Official Records
Fifteenth Supplemental Indenture        Sept. 5, 1978          70,767     Official Records
Sixteenth Supplemental Indenture        Dec. 4, 1981           54,601     Official Records
Seventeenth Supplemental Indenture      Aug. 19, 1982          65,354     Official Records
Eighteenth Supplemental Indenture       Nov. 13, 1986         171,431     Official Records
Nineteenth Supplemental Indenture       Oct. 12, 1989          245632     Official Records
Twentieth Supplemental Indenture        April 30, 1992         307547     Official Records
Twenty-First Supplemental Indenture     June 19, 1992          310469     Official Records
Twenty-Second Supplemental Indenture    June 19, 1992          310470     Official Records
Twenty-Third Supplemental Indenture     October 26, 1992       320357     Official Records
Twenty-Fourth Supplemental Indenture    November 2, 1992       320802     Official Records
Twenty-Fifth Supplemental Indenture     January 11, 1993       324817     Official Records

                                  NEVADA
                              LINCOLN COUNTY

NEVADA, LINCOLN COUNTY
                                            RECORDED         DOC. NO.        RECORDS
                                            --------         --------        -------
Original Indenture                      Sept. 1, 1972          52,162     Official Records
First Supplemental Indenture            Sept. 1, 1972          52,163     Official Records
Instrument of Further Assurance         Sept. 1, 1972          52,164     Official Records
Second Supplemental Indenture           Sept. 1, 1972          52,165     Official Records
Third Supplemental Indenture            Sept. 1, 1972          52,166     Official Records
Fourth Supplemental Indenture           Sept. 1, 1972          52,167     Official Records
Fifth Supplemental Indenture            Sept. 1, 1972          52,168     Official Records
Sixth Supplemental Indenture            Sept. 1, 1972          52,169     Official Records
Seventh Supplemental Indenture          Sept. 1, 1972          52,170     Official Records
Eighth Supplemental Indenture           Sept. 1, 1972          52,171     Official Records
Ninth Supplemental Indenture            Sept. 1, 1972          52,172     Official Records
Tenth Supplemental Indenture            Sept. 1, 1972          52,173     Official Records
Eleventh Supplemental Indenture         Oct. 30, 1972          52,330     Official Records
Twelfth Supplemental Indenture          Dec. 6, 1974           55,557     Official Records
Thirteenth Supplemental Indenture       Oct. 19, 1976          58,659     Official Records
Fourteenth Supplemental Indenture       May 4, 1977            59,627     Official Records
Fifteenth Supplemental Indenture        Sept. 5, 1978          62,731     Official Records
Sixteenth Supplemental Indenture        Dec. 4, 1981           74,010     Official Records
Seventeenth Supplemental Indenture      Aug. 19, 1982          75,970     Official Records
Eighteenth Supplemental Indenture       Nov. 13, 1986          85,911     Official Records
Nineteenth Supplemental Indenture       Oct. 12, 1989           92444     Official Records
Twentieth Supplemental Indenture        April 30, 1992          98382     Official Records
Twenty-First Supplemental Indenture     June 19, 1992           98558     Official Records
Twenty-Second Supplemental Indenture    June 19, 1992           98559     Official Records
Twenty-Third Supplemental Indenture     October 26, 1992        99552     Official Records
Twenty-Fourth Supplemental Indenture    November 2, 1992        99062     Official Records
Twenty-Fifth Supplemental Indenture     January 11, 1993        99782     Official Records

                                  ARIZONA
                               NAVAJO COUNTY

ARIZONA, NAVAJO COUNTY
                                        RECORDED         DOC. NO.        RECORDS
                                        --------         --------        -------
Original Indenture                      Oct. 5, 1970          330        Official Records
First Supplemental Indenture            Oct. 5, 1970          330        Official Records
Instrument of Further Assurance         Oct. 5, 1970          330        Official Records
Second Supplemental Indenture           Oct. 5, 1970          330        Official Records
Third Supplemental Indenture            Oct. 5, 1970          330        Official Records
Fourth Supplemental Indenture           Oct. 5, 1970          330        Official Records
Fifth Supplemental Indenture            Oct. 5, 1970          330        Official Records
Sixth Supplemental Indenture            Oct. 5, 1970          330        Official Records
Seventh Supplemental Indenture          Oct. 5, 1970          330        Official Records
Eighth Supplemental Indenture           Oct. 5, 1970          330        Official Records
Ninth Supplemental Indenture            Oct. 5, 1970          330        Official Records
Tenth Supplemental Indenture            Oct. 5, 1970          330        Official Records
Eleventh Supplemental Indenture         Oct. 30, 1972         376        Official Records
Twelfth Supplemental Indenture          Dec. 9, 1974          426        Official Records
Thirteenth Supplemental Indenture       Oct. 19, 1976         473        Official Records
Fourteenth Supplemental Indenture       May 4, 1977           486        Official Records
Fifteenth Supplemental Indenture        Sept. 5, 1978         531        Official Records
Sixteenth Supplemental Indenture        Dec. 4, 1981          647        Official Records
Seventeenth Supplemental Indenture      Aug. 19, 1982         691        Official Records
Eighteenth Supplemental Indenture       Nov. 13, 1986         846        Official Records
Nineteenth Supplemental Indenture       Oct. 12, 1989         970        Official Records
Twentieth Supplemental Indenture        April 30, 1992       1076        Official Records
Twenty-First Supplemental Indenture     June 19, 1992        1083        Official Records
Twenty-Second Supplemental Indenture    June 19, 1992        1083        Official Records
Twenty-Third Supplemental Indenture     October 26, 1992     1103        Official Records
Twenty-Fourth Supplemental Indenture    October 30, 1992     1104        Official Records
Twenty-Fifth Supplemental Indenture     January 11, 1993     1112        Official Records

                                  ARIZONA
                              COCONINO COUNTY

ARIZONA, COCONINO COUNTY
                                           RECORDED         DOC. NO.          RECORDS
                                           --------         --------          -------
Original Indenture                         Oct. 1, 1970        370        Official Records
First Supplemental Indenture               Oct. 1, 1970        370        Official Records
Instrument of Further Assurance            Oct. 1, 1970        370        Official Records
Second Supplemental Indenture              Oct. 1, 1970        370        Official Records
Third Supplemental Indenture               Oct. 1, 1970        370        Official Records
Fourth Supplemental Indenture              Oct. 1, 1970        370        Official Records
Fifth Supplemental Indenture               Oct. 1, 1970        370        Official Records
Sixth Supplemental Indenture               Oct. 1, 1970        370        Official Records
Seventh Supplemental Indenture             Oct. 1, 1970        370        Official Records
Eighth Supplemental Indenture              Oct. 1, 1970        370        Official Records
Ninth Supplemental Indenture               Oct. 1, 1970        370        Official Records
Tenth Supplemental Indenture               Oct. 5, 1970        370        Official Records
Eleventh Supplemental Indenture            Oct. 30, 1972       445        Official Records
Twelfth Supplemental Indenture             Dec. 9, 1974        528        Official Records
Thirteenth Supplemental Indenture          Oct. 19, 1976       606        Official Records
Fourteenth Supplemental Indenture          May 4, 1977         628        Official Records
Fifteenth Supplemental Indenture           Sept. 5, 1978       697        Official Records
Sixteenth Supplemental Indenture           Dec. 4, 1981        862        Official Records
Seventeenth Supplemental Indenture         Aug. 19, 1982       896        Official Records
Eighteenth Supplemental Indenture          Nov. 13, 1986      1125        Official Records
Nineteenth Supplemental Indenture          Oct. 12, 1989      1304        Official Records
Twentieth Supplemental Indenture           April 30, 1992     1471        Official Records
Twenty-First Supplemental Indenture        June 19, 1992      1483        Official Records
Twenty-Second Supplemental Indenture       June 19, 1992      1483        Official Records
Twenty-Third Supplemental Indenture        October 26, 1992   1515        Official Records
Twenty-Fourth Supplemental Indenture       October 30, 1992   1517        Official Records
Twenty-Fifth Supplemental Indenture        January 11, 1993   1535        Official Records

                                  ARIZONA
                               MOHAVE COUNTY

ARIZONA, MOHAVE COUNTY
                                          RECORDED         DOC. NO.        RECORDS
                                          --------         --------        -------
Original Indenture                      Aug. 28, 1972             50      Official Records
First Supplemental Indenture            Aug. 28, 1972             50      Official Records
Instrument of Further Assurance         Aug. 28, 1972             50      Official Records
Second Supplemental Indenture           Aug. 28, 1972             50      Official Records
Third Supplemental Indenture            Aug. 28, 1972             50      Official Records
Fourth Supplemental Indenture           Aug. 28, 1972             50      Official Records
Fifth Supplemental Indenture            Aug. 28, 1972             50      Official Records
Sixth Supplemental Indenture            Aug. 28, 1972             50      Official Records
Seventh Supplemental Indenture          Aug. 28, 1972             51      Official Records
Eighth Supplemental Indenture           Aug. 28, 1972             51      Official Records
Ninth Supplemental Indenture            Aug. 28, 1972             51      Official Records
Tenth Supplemental Indenture            Aug. 28, 1972             51      Official Records
Eleventh Supplemental Indenture         Oct. 30, 1972             67      Official Records
Twelfth Supplemental Indenture          Dec. 9, 1974             250      Official Records
Thirteenth Supplemental Indenture       Oct. 19, 1976            355      Official Records
Fourteenth Supplemental Indenture       May 4, 1977              390      Official Records
Fifteenth Supplemental Indenture        Sept. 5, 1978            489      Official Records
Sixteenth Supplemental Indenture        Dec. 4, 1981             765      Official Records
Seventeenth Supplemental Indenture      Aug. 19, 1982            865      Official Records
Eighteenth Supplemental  Indenture      Nov. 13, 1986           1264      Official Records
Nineteenth Supplemental Indenture       Oct. 12, 1989           1612      Official Records
Twentieth Supplemental Indenture        April 30, 1992      92-12800      Official Records
Twenty-First Supplemental Indenture     June 19, 1992       92-33181      Official Records
Twenty-Second Supplemental Indenture    June 19, 1992       92-33182      Official Records
Twenty-Third Supplemental Indenture     October 26, 1992    92-58584      Official Records
Twenty-Fourth Supplemental Indenture    October 30, 1992    92-59727      Official Records
Twenty-Fifth Supplemental Indenture     January 11, 1993        2160      Official Records

                                   UTAH
                               KANE COUNTY

UTAH, KANE COUNTY
                                          RECORDED         DOC. NO.           RECORDS
                                          --------         --------           -------
Original Indenture                      Sept. 12, 1972           35       Official Records
First Supplemental Indenture            Sept. 12, 1972           35       Official Records
Instrument of Further Assurance         Sept. 12, 1972           35       Official Records
Second Supplemental Indenture           Sept. 12, 1972           35       Official Records
Third Supplemental Indenture            Sept. 12, 1972           35       Official Records
Fourth Supplemental Indenture           Sept. 12, 1972           35       Official Records
Fifth Supplemental Indenture            Sept. 12, 1972           35       Official Records
Sixth Supplemental Indenture            Sept. 12, 1972           35       Official Records
Seventh Supplemental Indenture          Sept. 12, 1972           35       Official Records
Eighth Supplemental Indenture           Sept. 12, 1972           35       Official Records
Ninth Supplemental Indenture            Sept. 12, 1972           35       Official Records
Tenth Supplemental Indenture            Sept. 12, 1972           35       Official Records
Eleventh Supplemental Indenture         Oct. 30, 1972            35       Official Records
Twelfth Supplemental Indenture          Dec. 9, 1974             44       Official Records
Thirteenth Supplemental Indenture       Oct. 19, 1976            53       Official Records
Fourteenth Supplemental Indenture       May 4, 1977              55       Official Records
Fifteenth Supplemental Indenture        Sept. 5, 1978            59       Official Records
Sixteenth Supplemental Indenture        Dec. 4, 1981             71       Official Records
Seventeenth Supplemental Indenture      Aug. 19, 1982           074       Official Records
Eighteenth Supplemental Indenture       Nov. 13, 1986           093       Official Records
Nineteenth Supplemental Indenture       Oct. 12, 1989          0106       Official Records
Twentieth Supplemental Indenture        April 30, 1992        72900       Official Records
Twenty-First Supplemental Indenture     June 19, 1992         73283       Official Records
Twenty-Second Supplemental Indenture    June 19, 1992         73284       Official Records
Twenty-Third Supplemental Indenture     October 26, 1992      74584       Official Records
Twenty-Fourth Supplemental Indenture    October 30, 1992      74641       Official Records
Twenty-Fifth Supplemental Indenture     January 11, 1993      75203       Official Records

                                   UTAH
                             WASHINGTON COUNTY

UTAH, WASHINGTON COUNTY
                                            RECORDED          DOC. NO.        RECORDS
                                            --------          --------        -------
Original Indenture                       Sept. 22, 1972          124      Official Records
First Supplemental Indenture             Sept. 22, 1972          124      Official Records
Instrument of Further Assurance          Sept. 22, 1972          124      Official Records
Second Supplemental Indenture            Sept. 22, 1972          124      Official Records
Third Supplemental Indenture             Sept. 22, 1972          124      Official Records
Fourth Supplemental Indenture            Sept. 22, 1972          124      Official Records
Fifth Supplemental Indenture             Sept. 22, 1972          124      Official Records
Sixth Supplemental Indenture             Sept. 22, 1972          124      Official Records
Seventh Supplemental Indenture           Sept. 22, 1972          124      Official Records
Eighth Supplemental Indenture            Sept. 22, 1972          124      Official Records
Ninth Supplemental Indenture             Sept. 22, 1972          124      Official Records
Tenth Supplemental Indenture             Sept. 22, 1972          124      Official Records
Eleventh Supplemental Indenture          Oct. 30, 1972           127      Official Records
Twelfth Supplemental Indenture           Dec. 9, 1974            163      Official Records
Thirteenth Supplemental Indenture        Oct. 19, 1976           204      Official Records
Fourteenth Supplemental Indenture        May 4, 1977             218      Official Records
Fifteenth Supplemental Indenture         Sept. 5, 1978           239      Official Records
Sixteenth Supplemental Indenture         Dec. 4, 1981            302      Official Records
Seventeenth Supplemental Indenture       Aug. 19, 1982           313      Official Records
Eighteenth Supplemental Indenture        Nov. 13, 1986           431      Official Records
Nineteenth Supplemental Indenture        Oct. 12, 1989           537      Official Records
Twentieth Supplemental Indenture         April 30, 1992       405624      Official Records
Twenty-First Supplemental Indenture      June 19, 1992        409301      Official Records
Twenty-Second Supplemental Indenture     June 19, 1992        409302      Official Records
Twenty-Third Supplemental Indenture      October 26, 1992     417975      Official Records
Twenty-Fourth Supplemental Indenture     October 30, 1992     418495      Official Records
Twenty-Fifth Supplemental Indenture      January 11, 1993     423543      Official Records

The foregoing document was recorded as follows:


                              RECORDED       DOC. NO.         RECORDS
                              --------       --------         -------

Clark County, Nevada        May 18, 1995        00625     Official Records

Nye County, Nevada          May 18, 1995       372538     Official Records

Lincoln County, Nevada      May 18, 1995       103516     Official Records

Navajo County, Arizona      May 18, 1995    1995/7363     Official Records

Coconino County, Arizona    May 18, 1995         1769     Official Records

Mohave County, Arizona      May 18, 1995         2568     Official Records

Kane County, Utah           May 18, 1995        83330     Official Records

Washington County, Utah     May 18, 1995       500264     Official Records


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